Exhibit 99.1

HubSpot Reports Q2 2026 Results

Q2'26 revenue grew 20% on an as-reported basis and 17% in constant currency compared to Q2'25

CAMBRIDGE, MA (August 5, 2026) — HubSpot, Inc. (NYSE: HUBS), the agentic customer platform for scaling businesses, announced today its financial results for the second quarter ended June 30, 2026.

Financial Highlights*

Revenue

●
Total revenue was $911.7 million, up 20% on an as-reported basis and 17% in constant currency.
o
Subscription revenue was $894.0 million, up 20% on an as-reported basis.
o
Professional services and other revenue was $17.7 million, up 8% on an as-reported basis.

Operating Income (Loss)

●
GAAP operating income was $43.3 million, compared to a GAAP operating loss of ($24.6) million.
●
Non-GAAP operating income was $185.3 million, up 44%.
●
GAAP operating margin was 4.8%, compared to (3.2%).
●
Non-GAAP operating margin was 20.3%, compared to 17.0%.

Net Income (Loss)

●
GAAP net income was $43.3 million, or $0.86 per basic and diluted share, compared to a GAAP net loss of ($3.3) million, or ($0.06) per basic and diluted share.
●
Non-GAAP net income was $164.8 million up 40% compared to $117.3 million, or $3.26 per basic and diluted share, compared to $2.23 per basic and $2.19 per diluted share, up 46% and 49%, respectively.
●
Weighted average basic and diluted shares outstanding used for GAAP net income per share were 50.6 million, compared to 52.7 million.
●
Weighted average basic and diluted shares outstanding used for non-GAAP net income per share were 50.6 million, compared to 52.7 million and 53.5 million, respectively.

Balance Sheet and Cash Flow

●
The company’s cash and cash equivalents, short-term, and long-term investments balance was $1.4 billion as of June 30, 2026.
●
During the second quarter, the company repurchased $531.9 million of its common stock.
●
During the second quarter, the company generated $222.8 million in operating cash flow, compared with $164.4 million.
●
During the second quarter, the company generated $227.5 million of cash from non-GAAP operating cash flow and $167.9 million of non-GAAP free cash flow, compared to $167.7 million of cash from non-GAAP operating cash flow and $116.2 million of non-GAAP free cash flow.

Additional Recent Business Highlights*

●
Grew Customers to 306,446 as of June 30, 2026, up 14%.
●
Average Subscription Revenue Per Customer was $11,800 during the second quarter of 2026, up 4% on an as-reported basis.
●
Calculated billings were $929.7 million in the second quarter of 2026, up 14% on an as-reported basis and 17% in constant currency.

Page | 1

“In Q2, we made deliberate choices to accelerate our AI transformation,” said Yamini Rangan, Chief Executive Officer at HubSpot. “Scaling companies want real outcomes and predictable pricing when adopting AI, and we are evolving our product, pricing, and go-to-market to meet those needs. Our agents are delivering measurable outcomes for go-to-market teams, while our pricing updates make it easier for customers to get started, realize value quickly, and scale. The AI shift unlocks a much larger opportunity for HubSpot, and I'm confident these choices position us to drive long-term, compounding growth.”

*All comparisons are to the comparable prior-year period, unless otherwise noted.

Share Repurchase Program

On August 3, 2026, the company’s Board of Directors authorized an additional share repurchase program for the repurchase of shares of the company’s common stock, in an aggregate amount of up to $1.0 billion (the “August 2026 Share Repurchase Program”) over a period of up to 24 months. Repurchases under this program will be made in the open market, through privately negotiated transactions or other means, including pursuant to 10b5-1 plans, and in compliance with applicable securities laws and other requirements. The timing, manner, price, and amount of the August 2026 Share Repurchase Program will be subject to the discretion of the company’s management. The August 2026 Share Repurchase Program does not obligate the company to acquire a specified number of shares, and may be suspended, modified, or terminated at any time, without prior notice.

Business Outlook
Based on information available as of August 5, 2026, HubSpot is issuing guidance for the third quarter and full year of 2026 as indicated below.

Third Quarter 2026:

•
Total revenue is expected to be in the range of $924.0 million to $925.0 million, up 14% year over year on an as-reported basis and 15% in constant currency.
•
Non-GAAP operating income is expected to be in the range of $187.0 million to $188.0 million, representing a 20% operating income margin.
•
Non-GAAP net income per common share is expected to be in the range of $3.25 to $3.27. This assumes approximately 49.3 million weighted average diluted shares outstanding.

Full Year 2026:

•
Total revenue is expected to be in the range of $3.678 billion to $3.686 billion, up 18% year over year on an as-reported basis and 16% in constant currency.
•
Non-GAAP operating income is expected to be in the range of $762.0 million to $766.0 million, representing a 21% operating income margin.
•
Non-GAAP net income per common share is expected to be in the range of $13.23 to $13.31. This assumes approximately 50.0 million weighted average diluted shares outstanding.

For Use of Non-GAAP Financial Measures

In our earnings press releases, conference calls, slide presentations, and webcasts, we may use or discuss non-GAAP financial measures, as defined by Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the consolidated financial statements. Our earnings press releases containing such non-GAAP reconciliations can be found in the Investors section of our website ir.hubspot.com.

Conference Call Information

Page | 2

HubSpot will host a conference call on Wednesday, August 5, 2026 at 4:30 p.m. Eastern Time (ET) to discuss the company’s second quarter 2026 financial results and its business outlook. To register for this conference call, please use this registration link or visit HubSpot's Investor Relations website at ir.hubspot.com.

An archived webcast of this conference call will also be available on HubSpot's Investor Relations website at ir.hubspot.com.

The company has used, and intends to continue to use, the investor relations portion of its website and/or its social media channels, such as the company’s LinkedIn account (www.linkedin.com/company/hubspot), as a means of disclosing material non-public information and for complying with disclosure obligations under Regulation FD.

About HubSpot
HubSpot is the agentic customer platform that helps businesses connect and grow better. HubSpot delivers seamless connection for customer-facing teams with a unified platform that includes AI-powered engagement hubs, a Smart CRM, and a connected ecosystem with over 2,000 App Marketplace integrations, a community network, and educational content. Learn more at www.hubspot.com.

Cautionary Language Concerning Forward-Looking Statements
This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding management’s expectations of future financial and operational performance, including our ability to manage expenses, the timing and level of our investments, and our ability to achieve and sustain profitability, expected growth, foreign currency movement, and business outlook, including our financial guidance for the third fiscal quarter of and full year 2026 and our long-term financial framework; statements regarding our share repurchase programs; statements regarding our positioning for future growth and market leadership; statements regarding the strength of our agentic customer platform; statements regarding the growth or maintenance of our upmarket business; statements regarding the economic environment; and statements regarding expected market trends, future priorities and related investments, and market opportunities, including the adoption, performance and impact of changes to our pricing, packaging and go-to-market strategies. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, risks associated with our history of losses; our ability to retain existing customers and add new customers; the continued growth of the market for a customer platform; our ability to develop new products and technologies and differentiate our platform from competing products and technologies, including artificial intelligence and machine learning technologies; our ability to manage our growth effectively over the long-term to maintain our high level of service; changes in our investment priorities, the timing of hiring and other expenses, and our ability to manage costs and achieve efficiencies; our ability to maintain and expand relationships with our solutions partners; the price volatility of our common stock; the impact of geopolitical conflicts, inflation, foreign currency movement, and macroeconomic instability on our business, the broader economy, our workforce and operations, the markets in which we and our partners and customers operate, and our ability to forecast our future financial performance, including variability in the intra-quarter linearity of our business; regulatory and legislative developments on the use of artificial intelligence and machine learning; and other risks set forth under the caption “Risk Factors” in our U.S Securities and Exchange Commission filings. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

Page | 3

Consolidated Balance Sheets

(in thousands)

	June 30,	December 31,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$958,314	$882,242
Short-term investments	379,629	821,552
Accounts receivable	378,358	419,146
Deferred commission expense	249,298	226,184
Prepaid expenses and other current assets	161,895	100,611
Total current assets	2,127,494	2,449,735
Long-term investments	45,265	136,662
Property and equipment, net	157,126	141,869
Capitalized software development costs, net	232,829	213,794
Right-of-use assets	185,551	200,821
Deferred commission expense, net of current portion	230,561	218,991
Other assets	176,819	165,602
Intangible assets, net	29,359	35,225
Goodwill	319,391	291,452
Total assets	$3,504,395	$3,854,151
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$25,982	$24,764
Accrued compensation costs	106,045	99,195
Accrued commissions	122,442	132,003
Accrued expenses and other current liabilities	194,729	166,861
Operating lease liabilities	38,095	39,703
Deferred revenue	1,056,353	1,004,945
Total current liabilities	1,543,646	1,467,471
Operating lease liabilities, net of current portion	198,819	222,602
Deferred revenue, net of current portion	6,377	8,495
Other long-term liabilities	98,825	89,339
Total liabilities	1,847,667	1,787,907
Stockholders’ equity:
Common stock	50	53
Treasury stock	6	2
Additional paid-in capital	2,334,513	2,814,843
Accumulated other comprehensive income	165	5,244
Accumulated deficit	(678,006)	(753,898)
Total stockholders’ equity	1,656,728	2,066,244
Total liabilities and stockholders’ equity	$3,504,395	$3,854,151

Page | 4

Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenues:
Subscription	$894,025	$744,532	$1,756,289	$1,443,260
Professional services and other	17,715	16,334	36,446	31,743
Total revenue	911,740	760,866	1,792,735	1,475,003
Cost of revenues:
Subscription	145,957	106,670	274,681	206,900
Professional services and other	14,922	15,491	31,891	30,368
Total cost of revenues	160,879	122,161	306,572	237,268
Gross profit	750,861	638,705	1,486,163	1,237,735
Operating expenses:
Research and development	225,823	237,340	460,017	457,438
Sales and marketing	397,707	339,879	784,138	666,578
General and administrative	82,936	84,995	168,576	163,629
Restructuring	1,076	1,105	2,169	2,186
Total operating expenses	707,542	663,319	1,414,900	1,289,831
Income (loss) from operations	43,319	(24,614)	71,263	(52,096)
Other income (expense)
Interest income	9,412	18,290	22,296	38,854
Interest expense	(395)	(227)	(641)	(872)
Other (expense) income, net	(2,769)	1,094	(4,057)	(1,214)
Total other income	6,248	19,157	17,598	36,768
Income (loss) before income tax expense	49,567	(5,457)	88,861	(15,328)
Income tax (expense) benefit	(6,229)	2,199	(12,969)	(9,723)
Net income (loss)	43,338	(3,258)	75,892	(25,051)
Net income (loss) per share, basic	$0.86	$(0.06)	$1.47	$(0.48)
Net income (loss) per share, diluted	$0.86	$(0.06)	$1.47	$(0.48)
Weighted average common shares used in computing basic net income (loss) per share:	50,569	52,696	51,525	52,427
Weighted average common shares used in computing diluted net income (loss) per share	50,615	52,696	51,564	52,427

Page | 5

Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Operating Activities:
Net income (loss)	$43,338	$(3,258)	$75,892	$(25,051)
Adjustments to reconcile net (loss) income to net cash and cash equivalents provided by operating activities
Depreciation and amortization	44,396	33,194	84,635	62,024
Stock-based compensation	128,482	140,975	244,227	257,668
Gain on strategic investments	(91)	(1,754)	(569)	(1,869)
Impairment of strategic investments	2,371	—	3,014	1,600
Benefit from deferred income taxes	(1,779)	121	(1,852)	(214)
Amortization of debt discount and issuance costs	146	77	243	577
Accretion of bond discount	(3,532)	(10,595)	(10,321)	(24,443)
Unrealized currency translation	64	(5,494)	2,590	(2,777)
Changes in assets and liabilities
Accounts receivable	(24,504)	(15,625)	33,934	30,030
Prepaid expenses and other assets	2,670	(23,688)	(57,849)	(50,080)
Deferred commission expense	(15,983)	(22,431)	(38,075)	(49,590)
Right-of-use assets	6,522	6,391	13,924	12,828
Accounts payable	(27,775)	(8,913)	3,544	9,121
Accrued expenses and other liabilities	57,373	61,100	32,664	59,876
Operating lease liabilities	(10,018)	(10,204)	(23,877)	(17,656)
Deferred revenue	21,075	24,466	59,456	63,888
Net cash and cash equivalents provided by operating activities	222,755	164,362	421,580	325,932
Investing Activities:
Purchases of investments	—	(155,829)	(358,691)	(830,204)
Maturities of investments	413,094	502,450	900,784	1,305,509
Purchases of property and equipment	(19,652)	(16,025)	(35,074)	(29,370)
Purchases of strategic investments	(8,140)	(7,825)	(13,932)	(18,825)
Purchases of intangible assets	—	(256)	(527)	(256)
Capitalization of software development costs	(39,953)	(35,436)	(74,292)	(65,857)
Business acquisitions, net of cash acquired	(19,108)	(18,477)	(27,449)	(69,833)
Net cash and cash equivalents provided by investing activities	326,241	268,602	390,819	291,164
Financing Activities:
Employee taxes paid related to the net share settlement of stock-based awards	(2,219)	(4,742)	(5,413)	(13,812)
Payment of debt issuance costs	—	—	(2,620)	—
Repayment of 2025 Convertible Notes	—	(369,243)	—	(459,811)
Proceeds related to the issuance of common stock under stock plans	6,925	19,356	23,238	38,664
Repurchases of common stock	(536,199)	(125,004)	(742,880)	(125,004)
Net cash and cash equivalents used in financing activities	(531,493)	(479,633)	(727,675)	(559,963)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(3,126)	21,486	(8,652)	30,046
Net increase in cash, cash equivalents and restricted cash	14,377	(25,183)	76,072	87,179
Cash, cash equivalents and restricted cash, beginning of period	946,640	629,082	884,945	516,720
Cash, cash equivalents and restricted cash, end of period	$961,017	$603,899	$961,017	$603,899

Page | 6

Reconciliation of non-GAAP operating income and operating margin

(in thousands, except percentages)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
GAAP operating income (loss)	$43,319	$(24,614)	$71,263	$(52,096)
Stock-based compensation	128,482	140,975	244,227	257,668
Amortization of acquired intangible assets	3,107	3,006	6,278	5,919
Acquisition related expense	9,358	8,670	18,168	15,751
Restructuring charges	1,076	1,105	2,169	2,186
Non-GAAP operating income	$185,342	$129,142	$342,105	$229,428

GAAP operating margin	4.8%	(3.2%)	4.0%	(3.5%)
Non-GAAP operating margin	20.3%	17.0%	19.1%	15.6%

Reconciliation of non-GAAP net income

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
GAAP net income (loss)	$43,338	$(3,258)	$75,892	$(25,051)
Stock-based compensation	128,482	140,975	244,227	257,668
Acquisition related expense	9,358	8,670	18,168	15,751
Amortization of acquired intangibles assets	3,107	3,006	6,278	5,919
Restructuring charges	1,076	1,105	2,169	2,186
Non-cash interest expense for amortization of debt issuance costs	—	77	—	577
Impairment of (gain on) strategic investments, net	2,280	(1,754)	2,445	(269)
Income tax effects of non-GAAP items	(22,852)	(31,523)	(41,353)	(43,578)
Non-GAAP net income	$164,789	$117,298	$307,826	$213,203

Non-GAAP net income per share:
Basic	$3.26	$2.23	$5.97	$4.07
Diluted	$3.26	$2.19	$5.97	$3.96
Shares used in non-GAAP per share calculations
Basic	50,569	52,696	51,525	52,427
Diluted	50,615	53,540	51,564	53,779

Page | 7

Reconciliation of non-GAAP expense and expense as a percentage of revenue

(in thousands, except percentages)

	Three Months Ended June 30,
	2026					2025
	COS, Subs- cription	COS, Prof. services & other	R&D	S&M	G&A	COS, Subs- cription	COS, Prof. services & other	R&D	S&M	G&A

GAAP expense	$145,957	$14,922	$225,823	$397,707	$82,936	$106,670	$15,491	$237,340	$339,879	$84,995
Stock -based compensation	(11,758)	(646)	(60,681)	(34,470)	(20,927)	(8,190)	(1,051)	(70,807)	(36,587)	(24,340)
Amortization of acquired intangible assets	(2,378)	(200)	(28)	(501)	—	(2,258)	(200)	(9)	(434)	(105)
Acquisition related expense	—	—	(4,660)	(3,626)	(1,072)	—	—	(7,593)	(125)	(952)
Non-GAAP expense	$131,821	$14,076	$160,454	$359,110	$60,937	$96,222	$14,240	$158,931	$302,733	$59,598

GAAP expense as a percentage of revenue	16.0%	1.6%	24.8%	43.6%	9.1%	14.0%	2.0%	31.2%	44.7%	11.2%
Non-GAAP expense as a percentage of revenue	14.5%	1.5%	17.6%	39.4%	6.7%	12.6%	1.9%	20.9%	39.8%	7.8%

	Six Months Ended June 30,
	2026					2025
	COS, Subs- cription	COS, Prof. services & other	R&D	S&M	G&A	COS, Subs- cription	COS, Prof. services & other	R&D	S&M	G&A

GAAP expense	$274,681	$31,891	$460,017	$784,138	$168,576	$206,900	$30,368	$457,438	$666,578	$163,629
Stock -based compensation	(22,180)	(1,335)	(114,490)	(65,658)	(40,564)	(15,887)	(1,980)	(127,604)	(68,192)	(44,005)
Amortization of acquired intangible assets	(4,760)	(400)	(56)	(957)	(105)	(4,436)	(400)	(9)	(864)	(210)
Acquisition related expense	—	—	(10,278)	(4,809)	(3,081)	—	—	(14,479)	(246)	(1,026)
Non-GAAP expense	$247,741	$30,156	$335,193	$712,714	$124,826	$186,577	$27,988	$315,346	$597,276	$118,388

GAAP expense as a percentage of revenue	15.3%	1.8%	25.7%	43.7%	9.4%	14.0%	2.1%	31.0%	45.2%	11.1%
Non-GAAP expense as a percentage of revenue	13.8%	1.7%	18.7%	39.8%	7.0%	12.6%	1.9%	21.4%	40.5%	8.0%

Page | 8

Reconciliation of non-GAAP subscription margin

(in thousands, except percentages)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
GAAP subscription margin	$748,068	$637,862	$1,481,608	$1,236,360
Stock-based compensation	11,758	8,190	22,180	15,887
Amortization of acquired intangible assets	2,378	2,258	4,760	4,436
Non-GAAP subscription margin	$762,204	$648,310	$1,508,548	$1,256,683

GAAP subscription margin percentage	83.7%	85.7%	84.4%	85.7%
Non-GAAP subscription margin percentage	85.3%	87.1%	85.9%	87.1%

Reconciliation of free cash flow

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
GAAP net cash and cash equivalents provided by operating activities	$222,755	$164,362	$421,580	$325,932
Purchases of property and equipment	(19,652)	(16,025)	(35,074)	(29,370)
Capitalization of software development costs	(39,953)	(35,436)	(74,292)	(65,857)
Payment of restructuring charges	4,728	3,348	9,393	7,853
Non-GAAP free cash flow	$167,878	$116,249	$321,607	$238,558
Supplemental disclosures:
Holdback payments to key employees related to acquisitions(1)	$1,565	$722	$5,711	$722

(1) Includes payments related to employee holdbacks pertaining to our acquisitions. The related expenses are recognized within operating expenses over the required service periods.

Reconciliation of operating cash flow

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
GAAP net cash and cash equivalents provided by operating activities	$222,755	$164,362	$421,580	$325,932
Payment of restructuring charges	4,728	3,348	9,393	7,853
Non-GAAP operating cash flow	$227,483	$167,710	$430,973	$333,785
Supplemental disclosures:
Holdback payments to key employees related to acquisitions(1)	$1,565	$722	$5,711	$722

(1) Includes payments related to employee holdbacks pertaining to our acquisitions. The related expenses are recognized within operating expenses over the required service periods.

Page | 9

Reconciliation of forecasted non-GAAP operating income

(in thousands, except percentages)

	Three Months Ended September 30, 2026	Year Ended December 31, 2026
GAAP operating income range	$37,563-$38,563	$197,156-$201,156
Stock-based compensation	135,055	511,271
Amortization of acquired intangible assets	4,031	14,340
Acquisition related expense	9,314	35,214
Restructuring charges	1,037	4,019
Non-GAAP operating income range	$187,000-$188,000	$762,000-$766,000
Non-GAAP operating margin range	20.2% - 20.3%	20.7% - 20.8%

Reconciliation of forecasted non-GAAP net income and non-GAAP net income per share

(in thousands)

	Three Months Ended September 30, 2026	Year Ended December 31, 2026
GAAP net income range	$33,179-$34,179	$180,004-$184,004
Stock-based compensation	135,055	511,271
Amortization of acquired intangible assets	4,031	14,340
Acquisition related expense	9,314	35,214
Restructuring charges	1,037	4,019
Impairment of strategic investments, net	—	2,445
Income tax effects of non-GAAP items	(22,416)	(85,093)
Non-GAAP net income range	$160,200-$161,200	$662,200-$666,200

GAAP net income per basic and diluted share	$0.67-$0.69	$3.60-$3.68
Non-GAAP net income per diluted share	$3.25-$3.27	$13.23-$13.31

Weighted average common shares used in computing GAAP basic net income per share:	49,215	49,962
Weighted average common shares used in computing GAAP and non-GAAP diluted net income per share:	49,281	50,037

HubSpot’s estimates of stock-based compensation, amortization of acquired intangible assets, interest expense for amortization of one-time upfront debt issuance costs, restructuring charges, and income tax effects of non-GAAP items assume, among other things, the occurrence of no additional acquisitions, changes in value of strategic investments, and no further revisions to stock-based compensation and related expenses.

Non-GAAP Financial Measures
We report our financial results in accordance with accounting principles generally accepted in the United States of America, or GAAP. However, management believes that, in order to properly understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and impact on continuing operations. In this release, HubSpot’s non-GAAP operating income, operating margin, subscription margin, expense, expense as a percentage of revenue, net income, operating and free cash flow are not presented in accordance with GAAP and are not intended to be used in lieu of GAAP presentations of results of operations.

Page | 10

Calculated billings is defined as total revenue recognized in a period plus the sequential change in total deferred revenue in the corresponding period. Non-GAAP operating cash flow is defined as cash and cash equivalents provided by or used in operating activities plus payment of restructuring charges. Non-GAAP free cash flow is defined as cash and cash equivalents provided by or used in operating activities less purchases of property and equipment and capitalization of software development costs, plus payment of restructuring charges. Although non-GAAP operating cash flow and non-GAAP free cash flow are not residual cash flow available for our discretionary expenditures, we believe information regarding non-GAAP operating cash flow and non-GAAP free cash flow provide useful information to investors in understanding and evaluating the strength of our liquidity and provides a comparable framework for assessing how our business performed when compared to prior periods which were not impacted by restructuring charges paid from operating cash flow.

Constant currency amounts are presented to provide a framework for assessing our operating performance excluding the effect of foreign exchange rate fluctuations. To exclude the effect of foreign currency rate fluctuations, current period results for entities reporting in currencies other than U.S. Dollars (“USD”) are converted into USD at the average exchange rates for the comparative period rather than the actual average exchange rates in effect during the respective periods.

Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. Specifically, these non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. In addition, management understands that some investors and financial analysts find this information helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors. However, these non-GAAP financial measures have limitations as an analytical tool and are not intended to be an alternative to financial measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies. We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. Management may, however, utilize other measures to illustrate performance in the future. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included above in this press release.

These non-GAAP measures exclude stock-based compensation, amortization of acquired intangible assets, acquisition related expenses, disposition related income, interest expense for the amortization of one-time upfront debt issuance costs, gain or impairment losses on strategic investments, restructuring charges, and account for the income tax effects of the exclusion of these non-GAAP items. We believe investors may want to incorporate the effects of these items in order to compare our financial performance with that of other companies and between time periods:

A.
Stock-based compensation is a non-cash expense accounted for in accordance with FASB ASC Topic 718. We believe that the exclusion of stock-based compensation expense allows for financial results that are more indicative of our operational performance and provide for a useful comparison of our operating results to prior periods and to our peer companies because stock-based compensation expense varies from period to period and company to company due to such things as differing valuation methodologies and changes in stock price.

B.
Expense for the amortization of acquired intangible assets is excluded from non-GAAP expense and income measures as HubSpot views amortization of these assets as arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of purchased intangibles is a non-cash expense that is not typically affected by operations during any particular period. Valuation and subsequent amortization of intangible assets can also be inconsistent in amount

Page | 11

and frequency because they can significantly vary based on the timing and size of acquisitions and the inherently subjective nature of the degree to which a purchase price is allocated to intangible assets. We believe that the exclusion of this amortization expense provides for a useful comparison of our operating results to prior periods, for which we have historically excluded amortization expense, and to our peer companies, which commonly exclude acquired intangible asset amortization. It is important to note that although we exclude amortization of acquired intangible assets from our non-GAAP expense and income measures, revenue generated from such intangibles is included within our non-GAAP income measures. The use of these intangible assets contributed to our revenues earned during the periods presented and will contribute to future periods as well.

C.
Acquisition related expenses, such as transaction costs, retention payments, and holdback payments, and disposition related income, such as proceeds from sale of assets, are transactions that are not necessarily reflective of our operational performance during a period. We believe that the exclusion of these expenses and income provides for a useful comparison of our operating results to prior periods and to our peer companies, which commonly exclude these expenses and income. Payments for acquisition related expenses are included in our non-GAAP operating cash flow and free cash flow.

D.
In June 2020, we issued $460 million of convertible notes due in 2025 with a coupon interest rate of 0.375%. The issuance cost of the debt is amortized as interest expense over the remaining term of the debt. We believe the exclusion of this interest expense for one-time upfront issuance costs provides for a useful comparison of our operating results to prior periods and to our peer companies. The Notes matured in June 2025, and no additional expense has been recognized thereafter.

E.
Strategic investments consist of non-controlling equity investments in privately held companies. The recognition of gains, impairment losses, or the proportionate share of net earnings can vary significantly across periods and we do not view them to be indicative of our fundamental operating activities and believe the exclusion provides for a useful comparison of our operating results to prior periods and to our peer companies.

F.
Restructuring charges are related to severance, employee related benefits, facilities and other costs associated with the restructuring plan implemented in January 2023. Restructuring charges fluctuate in amount and frequency and are not reflective of our core business operating results. In addition to the restructuring charges related to facilities we abandoned during the year ended 2023, through 2027, we expect to both incur incremental restructuring charges and make cash payments related to such facilities. The abandonment of facilities is part of the restructuring plan we authorized on January 25, 2023 and is intended to consolidate our lease space and create higher density across our workspaces. The incremental charges we expect to incur relate to continuing costs for the abandoned facilities and are expected to be in the range of $5-6 million. We also expect to make cash payments of approximately $20 million in fixed rent payments for the abandoned facilities that will be made in monthly installments through 2027, for which we have taken the full restructuring charge during the year ended 2023. We plan on excluding both the incremental charges and cash payments and the related restructuring cash rent payments from our non-GAAP earnings, operating cash flow, and free cash flow metrics. We believe exclusion of these charges and cash payments provides useful information to investors in understanding and evaluating the strength of earnings and liquidity and provides a comparable framework for assessing how our business performed when compared to prior periods which were not impacted by excluded restructuring charges paid from operating cash flow.

G.
The effects of income taxes on non-GAAP items reflect a fixed long-term projected tax rate of 15% to provide better consistency across reporting periods. In 2026, we updated our fixed long-term projected tax rate from 20% to 15% to reflect regulatory changes from the One Big Beautiful Bill that was signed into law on July 4, 2025. To determine this long-term non-GAAP tax rate, we exclude the impact of other non-GAAP adjustments and take into account other factors such as our current operating structure and existing tax positions in various jurisdictions. We will periodically reevaluate this tax rate, as necessary, for significant events such as relevant tax law changes and material changes in our forecasted geographic earnings mix. For a comparison of our prior-year

Page | 12

non-GAAP results, as if we had adopted the 15% long-term projected tax rate in 2025, refer to our Form 8-K filed with the SEC on February 11, 2026.

Investor Relations Contact:
investors@hubspot.com

Media Contact:
media@hubspot.com

Page | 13